BERMUDA

                                  1961: No. 179


                     THE COASTAL CARIBBEAN OILS AND MINERALS
                               COMPANY ACT, 1961.


                                                            [15th January, 1962)


      WHEREAS Butterfield, Dill and Company Limited has presented a petition to the Legislature setting forth that it is desirous of forming a joint stock company to be called "Coastal Caribbean Oils and Minerals Limited" for the purposes therein expressed and that the petitioner is desirous of having the said Company incorporated by an Act of the Legislature limiting the liability of the shareholders to the amount unpaid on their respective shares and praying that an Act may he passed to enable the said Company to become incorporated and to confer on the said Company certain powers necessary for the carrying on of its business, and it is deemed expedient to pass an Act for such purposes:

      Be it, therefore, enacted by the Governor, Legislative Council and Assembly of the Bermudas or Somers Islands as follows:

     1. (1) If within six months after the passing of this Act a memorandum of association is signed and filed in accordance with the provisions of the Companies Act, 1948, the persons who shall sign such memorandum and the persons who shall thereafter become shareholders in the Company shall he a body corporate under the name of "Coastal Caribbean Oils & Minerals Ltd." with the exclusive right to use that name in these Islands and under that name to have perpetual succession with power to sue and liability to be sued in all courts, and to have and use a common seal, with power to renew or change the same at pleasure, and the Company may thereafter carry on its business under the powers conferred by and in accordance with the provisions of this Act, of the Companies Act, 1923, of the Companies Act, 1948, and of the Exempted Companies Act, 1950, in so far as they are not in conflict with any of the provisions of this Act.

          (2) If the persons referred to in the foregoing subsection become a body corporate under the provisions of the said subsection then the succeeding sections of this Act shall have effect in relation to that body corporate, which body corporate is in the said succeeding sections referred to as "the Company".

     2. Upon the filing of the memorandum of association the Registrar-General shall furnish to the Company a certificate stating the date when such memorandum was filed in his office.

     3. (1) The capital of the Company shall be such sum not less than five thousand pounds as the Company may from time to time determine.

          (2) The capital of the Company shall be divided into shares of a par value of not less than one shilling.

          (3) Subject to the provisions contained in the Companies Act, 1948, with respect to the allotment of shares by provisional directors, the Company shall have power to divide its shares into several classes and to attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions.

          (4) Without prejudice to the generality of the provisions of the last preceding subsection, the Company shall have power to issue and allot preference shares which are, or at the option of the Company, are to be liable to be redeemed.

          (5) The redemption or preference shares under the last preceding subsection may be effected upon such terms and in such manner as may be provided by the bye-laws of the Company.

          (6) The redemption of preference shares by the Company shall not be taken as reducing the amount of the Company's share capital.

          (7) Where the Company has redeemed any preference shares it shall have power to issue shares up to the nominal amount of the shares redeemed as if those shares had never been issued.

          (8) Without prejudice to the generality of the provisions of subsection (3) of this section and notwithstanding the provisions of section thirteen of the Company's Act, 1923, the Company shall have power to issue and allot shares which do not carry any voting rights.

     4.   The Company shall have the following powers -

           (a) to buy, exchange, contract for, lease and in any and all other ways acquire, take, hold and own, and to deal in, sell, mortgage, lease, or otherwise dispose of lands, mining claims, mineral rights, oil wells, gas lands, oil and gas royalties, and other real property outside these Islands, and rights and interest in and to real property, and to manage, operate, maintain, improve and develop the said properties, and each and all of them;

           (b) to buy, exchange, contract for, lease and in any and all the other ways acquire, take, hold and own, and to sell, mortgage, lease, and otherwise dispose of, outside these Islands, all rights of way, easements, franchises, and rights inherent thereto, or deriving therefrom, and to deal in any manner therewith;

           (c) to buy, exchange, contract for, lease and in any and all other ways acquire, take, hold and own personal property of any nature and description outside these Islands and to sell, mortgage, lease and otherwise dispose of the same;

           (d) to engage in any kind of manufacturing business and to buy, examine, contract for, lease, construct and otherwise acquire, take, hold and own, mortgage, lease or otherwise dispose of, manufacturing plants, and to manage, operate, maintain, improve and develop the same outside these Islands;

           (e) to buy, exchange, construct, contract for; lease and in any and all other ways acquire, take, hold and own refineries for the treatment of petroleum and other mineral oils and gases; tanks and other facilities for the storage thereof; and manufacturing plants, works, pipe lines and appurtenances for the production, distribution and sale of petroleum, oil, gas and of any and all refinements and by-products thereof; to prospect for oil; to drill wells and to develop the same; to transport oil and its products; to refine crude oil; to improve, maintain, operate and develop, and to sell, mortgage, lease or otherwise dispose of said properties, and to sell or otherwise dispose of such petroleum, oil and all refinements and by-products thereof;

           (f) to enter into, maintain, operate or carry on in all its branches the business of mining and of drilling, boring and exploring for, producing, transporting, refining, treating, distilling, manufacturing, handling, and dealing in, buying and selling petroleum, oil, natural gas, asphaltum, bitumen, bituminous rock, and any and all other mineral and hydrocarbon substances, and any and all products or by-products which may be derived from said substances or either of them; and for such, or any of such purposes, to buy, exchange, contract for, lease, and in any and all other ways to acquire, take, hold and own, and to sell, mortgage, lease and otherwise dispose of, and to construct, manage, maintain, deal in and operate mines, refineries, tanks, machinery, steam, sailing and other vessels or watercraft of any kind, type and description, and otherwise deal in, operate, establish, promote, carry on, conduct and manage any and all other property and appliances that may in any wise be deemed advisable in connection with the business of the Company or any branch thereof, or that may be deemed convenient at any time by the Company;

           (g) to buy, exchange, construct, contract for, lease and in any and all other ways acquire, take, hold and own pipe lines and telegraph and telephone lines useful or necessary for its own business, and to improve, maintain and operate same, and to sell, mortgage, lease or otherwise dispose of the same outside these Islands;

           (h) to do engineering and contracting in the designing, construction, improvement, extension, maintenance and repair of oil or gas plants, including pipe lines, tanks and other appliances thereto appertaining; also in the opening, developing and operating of petroleum, gas and oil wells, both for the Company and others;

           (i) to manufacture, buy, sell and otherwise deal in gas and oil machinery and appliances outside these Islands; and also lumber, stone, brick, steel, iron and other materials in connection with the building, erection, construction, development, improvement, extension, maintenance and repair of the assets aforesaid enumerated, both for the Company and for others;

           (j) to purchase, exchange, or otherwise acquire, take, hold and own, and to sell, mortgage, lease or otherwise dispose of water rights and water supplies outside these Islands, together with the necessary pipe lines, reservoirs, dams, ditches and appurtenances useful or necessary for its own business and to manage, operate, maintain, improve, extend or develop such water supplies;

           (k) to buy, exchange, contract for, construct, lease and in any and all other ways acquire; take, hold and own, and to sell, mortgage, lease and otherwise dispose of transportation lines by land, air or water, useful or necessary for its own business, and to manage, operate, maintain, improve, extend and to develop the same;

           (l) to construct, acquire, own, maintain and operate and to carry on the business of proprietors of wharves, piers, docks, basins, warehouses, harbours, ports, works and channels including all appurtenances, appliances and apparatus necessary and useful in connection therewith;

           (m) to borrow money for any of the purposes of the Company and to issue bonds, debentures, debenture stock, notes or other obligations therefor, and to secure the same by pledge or mortgage of the whole or any part of the property of the
                  Company whether real or personal, or to issue bonds, debentures, debenture stock, notes and other obligations with any such security;

           (n) to purchase, apply for or otherwise acquire and to hold, own, use and operate and sell, lease, assign, pledge or in any other manner dispose of and in any manner deal with and contract with reference to concessions in respect of oil and mineral rights and any other concessions;

           (o)    to  acquire  any  personal   property   including   commercial
                  commodities and rights of any description, inventions, patents, patent rights, copyrights and trade marks, and to hold, exploit, sell, dispose of, mortgage, lease, let, develop, grant licenses or rights, to the same as the Company may from time to time determine:

                         Provided that any such property trade or business shall
                  be outside these Islands but so that no prohibition shall prevent the conduct of such business from these Islands or the registration of any patent, copyright or trade marks in these Islands;

           (p) to invest the monies of the Company upon the security of any real or personal property situated outside these Islands and to sell, exchange, vary or dispose of the same as the Company shall from time to time determine;

           (q) to acquire by purchase or otherwise and hold any stocks, shares, bonds, debentures, debenture stock obligations, mortgages or securities created or issued outside these Islands and to sell, exchange, vary or dispose of the same as the Company may from time to time determine;

           (r) to act as managers or agents in respect of any of the business of the Company;

           (s) to lend or advance money to persons on such terms as the Company may deem expedient;

           (t) to borrow or raise or secure the payment of money in such manner as the Company may think fit;

           (u) to develop, operate, and manage any other undertakings, manufacturing enterprises or businesses falling within the scope of the powers set forth in this section as the Company may from time to time determine;

           (v) to give guarantees with respect to the liabilities of third parties, the fidelity of individuals filling or about to fill situations of trust or confidence and such other business guarantees as the Company may from time to time determine;

           (w) to carry out all or any of the foregoing objects as principals or agents, or in partnership or conjunction with any other firm, association or company, or by means of any subsidiary or auxiliary company in any part of the world.

     5. The provisions of subsections (1), (2), (3) and (4) of section twenty of the Companies Act, 1923, shall not apply with respect to the Company and the provisional directors or the directors may allot all or any of the shares subscribed for in the Company to which person or corporation as they may from time to time determine, without regard to the nationality of the person or corporation to whom any shares may be allotted.

     6. Notwithstanding anything contained in the Companies Act, 1923, the Company shall not be required to record in its register of shareholders or elsewhere the nationality or occupation of the transferee of any shares of the capital stock of the Company, the amount paid for the shares transferred or the date of the acquisition of any shares, nor shall the Company be required to allot specific share numbers or to record the same relating to the shares in its capital stock;

     Provided that nothing in this Act contained shall be construed to exempt the Company or any person or persons from the payment of any stamp duty payable under any Act of the Legislature of these Islands.

     7. Nothing in the Act contained shall be construed to affect the rights of Her Majesty, Her heirs and successors or of any body politic or corporate or of any other person or persons except such as are mentioned in this Act, and those claiming by, from or under them.